CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Amount to be Registered	Maximum Offering Price per Security	Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Total Shares of Common Stock, $0.01 par value per share	2,320,000	$80.50	$186,760,000	$23.251.62

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (“Securities Act”).
(2)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-203949.

Filed Pursuant to Rule 424(b)(5)
File Number 333-203949

Prospectus Supplement to Prospectus dated May 7, 2015

2,320,000 Shares

American Water Works Company, Inc.

Common Stock

American Water Works Company, Inc., which is referred to as American Water, has entered into separate forward sale agreements with an affiliate of J.P. Morgan Securities LLC and an affiliate of Wells Fargo Securities, LLC, which affiliates are referred to as the forward purchasers. In connection with these forward sale agreements, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their respective affiliates, which are referred to as the forward sellers, at the request of American Water, have agreed to borrow from third parties and sell to the underwriters an aggregate of 2,320,000 shares of American Water’s common stock. If a forward seller is unable to borrow, or a forward seller is unable to borrow at a stock loan rate not greater than a specified amount, all of these shares of common stock, as described in this prospectus supplement, American Water will issue and sell a number of shares equal to the number of shares that such forward seller does not borrow and sell. Otherwise, American Water will not initially receive any proceeds from the sale of the shares of its common stock by the forward sellers. See “Underwriting—Forward Sale Agreements” for a description of the forward sale agreements.

American Water’s common stock is listed on the New York Stock Exchange, which is referred to as the NYSE, under the symbol “AWK.” On April 11, 2018, the closing price of American Water’s common stock on the NYSE was $81.81 per share.

Investing in American Water’s common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement to read about factors you should consider before buying American Water’s common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Price to public	$80.50	$186,760,000
Underwriting discount	$1.14	$2,644,800
Proceeds to American Water, before expenses (1)	$79.36	$184,115,200

(1)	Settlement of the forward sale agreements must occur no later than April 11, 2019. For the purposes of calculating the aggregate net proceeds, American Water has assumed each forward sale agreement is physically settled based on the initial forward sale price of $79.36 (which is the price to public, less the underwriting discount shown above). The forward sale price is subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be decreased based on amounts related to expected dividends on shares of American Water’s common stock during the term of each forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. If the federal funds rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day.

The underwriters expect that the shares of American Water’s common stock will be delivered against payment on or about April 16, 2018.

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities

Prospectus Supplement dated April 11, 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT

All references in this prospectus supplement to “we,” “our,” “us” and the “Company” refer to American Water Works Company, Inc. and its consolidated subsidiaries unless the context otherwise requires. The term “American Water” refers to American Water Works Company, Inc.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about American Water, including its securities. Generally, the reference to “this prospectus,” is to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Neither American Water nor the forward sellers are making an offer or sale of these securities in any jurisdiction where the offer or sale is not permitted. The information which appears in this prospectus and any document incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

“American Water” and its logos are trademarks of American Water. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

American Water files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which is referred to as the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and American Water’s website at https://amwater.com. You may also read and copy any document American Water files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The information contained on or accessible from American Water’s website does not constitute a part of this prospectus and is not incorporated by reference herein.

American Water has filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, which is referred to as the Securities Act, with the SEC to register the securities offered by this prospectus supplement. This prospectus does not contain all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

American Water is “incorporating by reference” into this prospectus specific documents that it files with the SEC, which means that important information can be disclosed to you by referring you to those documents that are considered part of this prospectus. Information that American Water files subsequently with the SEC will automatically update and supersede this information. American Water incorporates by reference the documents listed below, and any future documents that it files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, until the offering of the securities covered by this prospectus has been completed or terminated. This prospectus is part of a registration statement filed with the SEC.

American Water is “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filings	Period Covered or Date Filed
Annual Report on Form 10-K (including the portions of the Proxy Statement on Schedule 14A filed on March 27, 2018 that are incorporated by reference therein)	Year ended December 31, 2017

Current Reports on Form 8-K	Filed on January 19, 2018, February 14, 2018, March 21, 2018 and April 11, 2018

American Water will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that have been incorporated in this prospectus by reference. You can request copies of such documents if you call or write American Water at the following address or telephone number: American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043, Attention: General Counsel, (856) 346-8200.

This prospectus supplement and the accompanying prospectus contain summaries of certain agreements that American Water has filed as exhibits to various SEC filings, as well as certain agreements that American Water will enter into in connection with this offering. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain copies of the definitive agreements without charge to you by making a written or oral request to American Water.

American Water is only responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus prepared by or on behalf of American Water. American Water has not authorized anyone to provide you with different information, and American Water takes no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

We have made statements under “Risk Factors” and in other sections of this prospectus and in the documents incorporated by reference herein that are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “likely,” “uncertain,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “should,” “will” and “could” or the negative of such terms or other variations or similar expressions. Forward-looking statements may relate to, among other things, our future financial performance, including our operation and maintenance efficiency ratio, cash flows, our growth and portfolio optimization strategies, our projected capital expenditures and related funding requirements, our ability to repay debt, our projected strategy to finance current operations and growth initiatives, the impact of legal proceedings and potential fines and penalties, business process and technology improvement initiatives, trends in our industry, regulatory, legislative, tax policy or legal developments or rate adjustments, including rate case filings, filings for infrastructure surcharges and filings to address regulatory lag.

Forward-looking statements are predictions based on our current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results or levels of activity, performance or achievements, and you are cautioned not to place undue reliance upon them. These forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Our actual results may vary materially from those discussed in the forward-looking statements included in this prospectus and in the documents incorporated by reference herein. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to, the factors discussed under “Risk Factors” in this prospectus supplement, and the following important factors:

•	the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates;

•	the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions, taxes, permitting and other decisions;

•	changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts;

•	limitations on the availability of our water supplies or sources of water, or restrictions on our use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors;

•	changes in laws, governmental regulations and policies, including with respect to environmental, health and safety, water quality and emerging contaminants, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections;

•	weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms and solar flares;

•	the outcome of litigation and similar governmental proceedings, investigations or actions, including matters related to the Freedom Industries chemical spill in West Virginia and the preliminarily approved global class action settlement agreement related to this chemical spill;

•	our ability to appropriately maintain current infrastructure, including our operational and information technology systems, and manage the expansion of our business;

v

•	exposure or infiltration of our critical infrastructure, operational technology and information technology systems, including the disclosure of sensitive or confidential information contained therein, through physical or cyber attacks or other means;

•	our ability to obtain permits and other approvals for projects;

•	changes in our capital requirements;

•	our ability to control operating expenses and to achieve efficiencies in our operations;

•	the intentional or unintentional actions of a third party, including contamination of our water supplies or water provided to our customers;

•	our ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our operations;

•	our ability to successfully meet growth projections for our business and capitalize on growth opportunities, including our ability to, among other things, acquire and integrate water and wastewater systems into our regulated operations, and enter into contracts and other agreements with, or otherwise obtain, new customers in our market-based businesses;

•	risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations;

•	cost overruns relating to improvements in or the expansion of our operations;

•	our ability to maintain safe work sites;

•	our exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers, including, for example, our water service and management solutions that are focused on customers in the natural gas exploration and production market;

•	changes in general economic, political, business and financial market conditions;

•	access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures;

•	fluctuations in interest rates;

•	restrictive covenants in or changes to the credit ratings on us or our current or future debt that could increase our financing costs or funding requirements or affect our ability to borrow, make payments on debt or pay dividends;

•	fluctuations in the value of benefit plan assets and liabilities that could increase our cost and funding requirements;

•	changes in federal or state general, income and other tax laws, including any further rules, regulations, interpretations and guidance by the U.S. Department of the Treasury and state or local taxing authorities related to the enactment of the Tax Cuts and Jobs Act, the availability of tax credits and tax abatement programs, and our ability to utilize our U.S. federal and state income tax net operating loss carryforwards;

•	migration of customers into or out of our service territories;

•	the use by municipalities of the power of eminent domain or other authority to condemn our systems, or the assertion by private landowners of similar rights against us;

•	difficulty or inability to obtain insurance, our inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or our inability to obtain reimbursement under existing insurance programs for any losses sustained;

•	the incurrence of impairment charges related to our goodwill or other assets;

•	labor actions, including work stoppages and strikes;

•	the ability to retain and attract qualified employees;

•	civil disturbances or terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts;

•	the impact of new, and changes to existing, accounting standards;

•	obtaining regulatory consents and approvals required to complete, and satisfying other conditions to the closing of, the acquisition of all of the capital stock of Nicor Energy Services Company, which is referred to in this prospectus as the “Acquisition;”

•	the timing of the closing of the Acquisition;

•	the ability of American Water to finance the purchase price of the Acquisition;

•	the ability of American Water to realize any benefits and synergies following the completion of the Acquisition;

•	unexpected costs, liabilities or delays associated with the Acquisition or the integration of the business represented thereby;

•	the timing and method of settlement of the forward sale agreements; and

•	the amount and intended use of proceeds that may be received from the settlement of the forward sale agreements.

These forward-looking statements are qualified by, and should be read together with, the factors discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors and other statements contained in the documents incorporated by reference in this prospectus supplement and investors should refer to such risks, uncertainties, risk factors and other statements in evaluating such forward-looking statements. Any forward-looking statements made by us speak only as of the date of such statements. Except as required by the federal securities laws, we do not have any obligation, and we specifically disclaim any undertaking or intention to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus or in the documents incorporated by reference herein. It may not contain all the information that is important to you. You should carefully read this prospectus and the documents incorporated by reference herein in their entirety before making an investment decision.

American Water

American Water Works Company, Inc., a Delaware corporation, is the most geographically diversified, as well as the largest publicly traded, United States water and wastewater utility company, as measured by both operating revenue and population served. As a holding company, American Water conduct substantially all of its business operations through its subsidiaries. We employ approximately 6,900 professionals who provide drinking water, wastewater and other related and complementary services to an estimated 15 million people in 46 states, the District of Columbia and Ontario, Canada.

In 2017, we generated $3,357 million in total consolidated operating revenues and $426 million in net income attributable to common stockholders. In 2016, we generated $3,302 million in total consolidated operating revenues and $468 million in net income attributable to common stockholders.

The majority of our business is conducted through our Regulated Businesses reportable segment. We also operate several market-based businesses that provide a broad range of related and complementary water and wastewater services within four operating segments that individually do not meet the criteria of a reportable segment in accordance with generally accepted accounting principles in the United States, which are collectively referred to in this prospectus supplement as our Market-Based Businesses.

For 2017, our Regulated Businesses segment generated $2,958 million in operating revenues, prior to inter-segment eliminations, which accounted for 88.1% of our total consolidated operating revenues. For the same period, our Market-Based Businesses generated $422 million in operating revenues, prior to inter-segment eliminations, which accounted for 12.6% of our total consolidated operating revenues.

Executive Offices

American Water is a corporation incorporated under the laws of Delaware. American Water’s principal executive offices are located at 1025 Laurel Oak Road, Voorhees, New Jersey 08043 and the telephone number is (856) 346-8200. American Water’s website is https://amwater.com. The information contained on or accessible from American Water’s website does not constitute a part of this prospectus and is not incorporated by reference herein.

Recent Developments

On April 11, 2018, American Water Enterprises, LLC, which is referred to as AWE, entered into a stock purchase agreement with Nicor Energy Ventures Company, which is referred to as Seller, Nicor Energy Services Company doing business as Pivotal Home Solutions, which is referred to as Pivotal, and, for the limited purposes described below, each of Southern Company Gas and American Water. AWE is a wholly owned subsidiary of American Water and the parent company of several of our market-based businesses, including our Homeowner Services Group. Seller is the owner of all of the issued and outstanding capital stock of Pivotal, which is headquartered in Naperville, Illinois, and has approximately 1.2 million customer contracts in 18 states. Southern Company Gas is a subsidiary of The Southern Company. Pivotal is a leading provider of home warranty protection products and services.

Under the terms of the stock purchase agreement, AWE will purchase from Seller all of Pivotal’s capital stock for an aggregate purchase price of approximately $365 million in cash, including an estimated $7 million of Pivotal’s working capital at closing, subject to adjustment based on the post-closing determination of Pivotal’s working capital as set forth in the stock purchase agreement. This transaction, which is referred to in this prospectus supplement as the “Acquisition,” will add to the Homeowner Services Group’s existing 1.8 million customer contracts in 43 states and the District of Columbia.

The stock purchase agreement contains customary representations, warranties and covenants of Seller, Pivotal and AWE. The Acquisition is not subject to any financing condition, and is subject to certain closing conditions, including without limitation:

•	the expiration or termination of the applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the HSR Act;

•	no order, decision or injunction of any governmental authority preventing the closing of the Acquisition shall be in effect, and no applicable law shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the closing;

•	the accuracy of the parties’ representations and warranties contained in the stock purchase agreement;

•	the absence of any material adverse effect (as defined in the stock purchase agreement);

•	certain regulatory consents and approvals to the consummation of the Acquisition shall be obtained; and

•	the compliance by the parties with their respective covenants, obligations, agreements and closing deliveries under the stock purchase agreement.

The Acquisition is expected to close in the second quarter of 2018. The stock purchase agreement may be terminated under certain circumstances, including:

•	by mutual written consent of AWE and Seller;

•	by either AWE or Seller if the closing does not occur on or before October 11, 2018, subject to a six-month extension in certain circumstances;

•	by either AWE or Seller if the closing would violate any nonappealable final order, decree or judgment of any governmental authority having competent jurisdiction; or

•	by AWE or Seller in the case of certain material violations, breaches or inaccuracies of any representation, warranty, covenant or agreement of the other party in the stock purchase agreement, subject to certain exceptions and notice and cure provisions.

If the stock purchase agreement is terminated by a party, the termination will be without liability to the other parties, except for damages resulting from a willful breach of a party’s representations, warranties, covenants or agreements in the stock purchase agreement prior to termination, or in the case of a reverse termination fee. If the stock purchase agreement is terminated by AWE or Seller solely due to the failure to obtain any approval or consent required under or in relation to the HSR Act, and the termination right arose because AWE refused to agree to divest, hold separate or take or commit to take action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of AWE that, taken as a whole, would not have a material and adverse effect on AWE, then AWE shall pay to Pivotal a reverse termination fee equal to $25.1 million, as liquidated damages.

Southern Company Gas has entered into the stock purchase agreement solely with respect to certain tax matters and to comply with certain post-closing restrictive covenants. American Water has entered into the stock purchase agreement for the sole and limited purpose of guaranteeing AWE’s payment and performance obligations thereunder.

The Offering

Issuer	American Water Works Company, Inc.

Shares of Common Stock Offered by the Forward Sellers (1)	2,320,000 shares of American Water’s common stock.

Shares of Common Stock to be Outstanding Immediately After the Offering (2)	178,042,359 shares of American Water’s common stock.

Shares of Common Stock to be Outstanding After Settlement of the Forward Sale Agreements Assuming Full Physical Settlement (2)	180,362,359 shares of American Water’s common stock.

Use of Proceeds (3)	American Water will not initially receive any proceeds from the sale of the shares of its common stock offered by the forward sellers in this offering unless an event occurs that requires American Water to sell its common stock to the underwriters in lieu of the forward sellers selling American Water’s common stock to the underwriters, in which case American Water intends to use any net proceeds it receives from any such sales in the manner described below.

American Water currently intends to elect full physical settlement of each forward agreement in the event American Water successfully completes the Acquisition described above under “—Recent Developments” and to use the net proceeds, if any, that it would receive upon settlement of the forward sale agreements to fund a portion of the purchase price of such Acquisition. The settlement of the forward sale agreements must occur no later than April 11, 2019. If American Water elects full physical settlement of the forward sale agreements, it expects to receive net proceeds of approximately $183.7 million, after deducting its estimated offering expenses, subject to the price adjustment and other provisions of the forward sale agreements. The completion of the Acquisition is not a condition to full physical settlement, however, and if American Water elects full physical settlement of a forward agreement and does not complete the Acquisition, American Water intends to use the proceeds for general corporate purposes. See “Use of Proceeds.”

NYSE Symbol	American Water’s common stock is listed on the NYSE under the symbol “AWK.”

Risk Factors	Investing in American Water’s common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Conflict of Interest	All of the proceeds of this offering (excluding proceeds, if any, paid to American Water with respect to any shares of its common stock that American Water may sell directly to the underwriters in lieu of the forward sellers selling shares of American Water’s common stock to the underwriters) will be paid to the forward purchasers. Because an affiliate of J.P. Morgan Securities LLC and an affiliate of Wells Fargo Securities, LLC are each expected to receive more than 5% of the net proceeds of this offering, each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is referred to as FINRA. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC will not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Use of Proceeds” and “Underwriting—Conflicts of Interest.”

(1)	Each forward seller has advised that it intends to acquire shares of American Water’s common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, American Water will not be obligated to deliver shares of its common stock, if any, under a forward sale agreement until final settlement of such forward sale agreement, which must occur no later than April 11, 2019. Except in certain circumstances, American Water has the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting—Forward Sale Agreements” for a description of the forward sale agreements.
(2)	The number of shares of American Water’s common stock to be outstanding after this offering is based on 178,042,359 shares of American Water’s common stock outstanding as of April 9, 2018, which does not include approximately 683,123 shares of its common stock issuable upon the exercise of outstanding options and 756,694 shares reserved for issuance upon vesting of outstanding restricted stock units and unearned performance stock units (assuming maximum performance is achieved) and assumes that American Water will not issue any additional shares of common stock from and after the date of this prospectus supplement through final settlement of the forward sale agreements. American Water has assumed that it will not be required under the underwriting agreement to sell shares of its common stock to the underwriters in lieu of the forward sellers selling shares of American Water’s common stock to the underwriters. If such an event occurs, then (a) the number of shares of common stock to be outstanding immediately after the offering would be increased by such number of shares and (b) the number of shares of common stock issuable pursuant to physical settlement of the forward sale agreements would be reduced by such number of shares.
(3)	Calculated as of April 11, 2018, based on the initial forward sale price of $79.36 per share, and assuming that American Water physically settles the forward sale agreements in full by the delivery of 2,320,000 shares of American Water’s common stock. The forward sale price is subject to adjustment pursuant to the terms and conditions of the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

RISK FACTORS

Investing in American Water’s common stock involves a significant degree of risk. Before you decide to purchase American Water’s common stock, you should carefully consider the following risk factors, together with all of the other information contained in or incorporated by reference into this prospectus supplement, including the risk factors in American Water’s Annual Report on Form 10-K for the year ended December 31, 2017. The risks and uncertainties described are those American Water believes to be the principal risks that could affect it, its business or its industry, and which could result in a material adverse impact on its financial condition, results of operations or the market price of its securities. However, additional risks and uncertainties not currently known to American Water or that it currently deems immaterial may affect its business operations and the market price of its securities.

Settlement provisions contained in each forward sale agreement subject American Water to risks if certain events occur, which could have an effect on our results of operations and liquidity, and could cause the price of American Water’s common stock to decline.

Each forward purchaser will have the right to accelerate its forward sale agreement and require American Water to physically settle its forward sale agreement on a date specified by such forward purchaser if:

•	in its sole judgment, it or its affiliate is unable to borrow a number of shares of American Water’s common stock equal to the number of shares to be delivered by American Water upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•	American Water declares any dividend or distribution on shares of its common stock (other than an extraordinary dividend) payable in (i) cash in excess of the specified amount, (ii) securities of another company, or (iii) any other type of securities (other than American Water’s common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by such forward purchaser;

•	certain ownership thresholds applicable to such forward purchaser are exceeded;

•	an event (other than the Acquisition) is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as delisting of American Water’s common stock (each as more fully described in the forward sale agreements); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with entering into its forward sale agreement, American Water’s bankruptcy or a change in law (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to require American Water to settle a forward sale agreement early will be made irrespective of American Water’s interests, including American Water’s need for capital. In such cases, American Water could be required to issue and deliver its common stock under the terms of the physical settlement provisions of a forward sale agreement irrespective of American Water’s capital needs, which would result in dilution to American Water’s earnings per share. In addition, upon certain events of bankruptcy, insolvency, or reorganization relating to American Water, each forward sale agreement will terminate without further liability of either party. Following any such termination, American Water would not issue any shares and American Water would not receive any proceeds pursuant to the forward sale agreements.

Each forward sale agreement provides for settlement on a settlement date or dates to be specified at American Water’s discretion on or prior to April 11, 2019.

Each forward sale agreement will be physically settled, unless American Water elects to settle such forward sale agreement in cash or to net share settle such forward sale agreement. If American Water decides to physically settle or net share settle a forward sale agreement, delivery of its shares on any physical settlement or net share settlement of the forward sale agreement will result in dilution to its earnings per share. If American Water elects cash settlement for all or a portion of the shares of its common stock included in a forward sale agreement, American Water would expect each forward purchaser or one of its affiliates to repurchase a number of shares equal to the portion for which American Water elects cash settlement in order to cover its obligation to return the shares of American Water’s common stock such forward purchaser had borrowed in connection with sales of American Water’s common stock under this prospectus supplement.

The forward sale price that American Water expects to receive is subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be decreased based on amounts related to expected dividends on shares of its common stock during the term of each forward sale agreement. If the federal funds rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. If the market value of American Water’s common stock at the time of the repurchase is greater than the forward sale price, in the case of cash settlement and net share settlement, American Water would pay each forward purchaser under its forward sale agreement an amount in cash or shares (as the case may be) equal to the difference, which amount could be potentially substantial. See “Underwriting—Forward Sale Agreements” for information on the forward sale agreements.

In addition, the purchase of American Water’s common stock by a forward purchaser or its affiliate to unwind such forward purchaser’s hedge position could cause the price of American Water’s common stock to increase over time, thereby increasing the amount of cash or shares American Water would owe to a forward purchaser upon a cash settlement or net share settlement of its forward sale agreement, or decreasing the amount of cash or shares that a forward purchaser owes American Water upon cash settlement or net share settlement of its forward settlement agreement, as the case may be.

American Water’s stockholders may experience dilution as a result of this offering and they may experience further dilution if American Water issues additional common stock.

The issuance of any common stock by American Water pursuant to a forward sale agreement upon physical settlement or net share settlement thereof or in lieu of the forward sellers selling American Water’s common stock to the underwriters will have a dilutive effect on American Water’s earnings per share.

Any additional future issuances of American Water’s common stock will reduce the percentage of American Water’s common stock owned by investors purchasing shares in this offering who do not participate in future issuances. In most circumstances, stockholders will not be entitled to vote on whether or not American Water issues additional common stock. In addition, depending on the terms and pricing of an additional offering of American Water’s common stock, American Water’s stockholders may experience dilution in both the book value and fair value of their shares.

The price of American Water’s common stock may fluctuate significantly.

The market price of American Water’s common stock may fluctuate significantly. You may not be able to resell your shares at or above the offering price due to fluctuations in the market price of American Water’s common stock caused by changes in American Water’s operating performance or prospects and other factors, including broad market fluctuations. Some specific factors that may have a significant effect on the market price of American Water’s common stock, in addition to those set forth under “Forward-Looking Statements” in this prospectus supplement, include:

•	actual or anticipated variations in American Water’s operating results or future prospects;

•	the public’s reaction to American Water’s press releases, its other public announcements and its filings with the SEC, including with respect to the Acquisition;

•	strategic actions by American Water or its competitors, such as acquisitions, dispositions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to American Water’s business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	adverse conditions in the financial markets or general economic conditions, including those resulting from war, incidents of terrorism and responses to such events;

•	changes in ratings or rating outlooks regarding American Water or its affiliates, or any of their securities;

•	sales of common stock by American Water or its directors or executive officers;

•	the termination of, or any failure to consummate, the Acquisition; and

•	changes in stock market analyst estimates, projections or recommendations regarding American Water or its common stock or other securities, other comparable companies or their securities, or the industries generally in which American Water operates.

USE OF PROCEEDS

American Water will not receive proceeds from the sale of the shares of common stock offered by the forward sellers pursuant to this prospectus supplement, unless an event occurs that requires American Water to sell its common stock to the underwriters in lieu of the forward sellers selling American Water’s common stock to the underwriters, in which case American Water intends to use all net proceeds American Water receives from any such sales for the same purposes described below.

At an initial forward sale price of $79.36 per share, American Water expects to receive net proceeds of approximately $183.7 million, subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, after deducting its estimated offering expenses. The settlement of the forward sale agreements must occur on or prior to April 11, 2019. For purposes of calculating the proceeds to American Water upon settlement of the forward sale agreements, American Water has assumed that each forward sale agreement is physically settled based upon the initial forward sale price of $79.36 (which is the price to public, less the underwriting discount set forth on the cover page of this prospectus supplement) on the effective date of the forward sale agreements, which will be April 16, 2018. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that American Water expects to receive upon physical settlement of a forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be decreased based on amounts related to expected dividends on shares of American Water’s common stock during the term of such forward sale agreement. If the federal funds rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. See “Underwriting—Forward Sale Agreements” for a description of the forward sale agreements.

American Water currently intends to elect full physical settlement of each forward agreement in the event it successfully completes the Acquisition described above under “Prospectus Supplement Summary—Recent Developments” and to use the net proceeds, if any, that American Water would receive upon settlement of the forward sale agreements to fund a portion of the purchase price of such Acquisition. The completion of the Acquisition is not a condition to full physical settlement, however, and if American Water elects full physical settlement of a forward agreement and does not complete the Acquisition, American Water intends to use the proceeds for general corporate purposes.

CERTAIN ACCOUNTING MATTERS

Before any issuance of American Water’s common stock upon settlement of a forward sale agreement, the forward sale agreement will be reflected in American Water’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by American Water in the market (based on the average market price during the period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of a forward sale agreement and subject to the occurrence of certain events, American Water anticipates there will be no dilutive effect on its earnings per share except during periods when the average market price of its common stock is above the per share adjusted forward sale price. However, if American Water decides to physically or net share settle a forward sale agreement, delivery of American Water’s shares on any physical or net share settlement of the forward sale agreement will result in an increase in the number of shares of common stock used in calculating diluted earnings per share, potentially resulting in a decrease in diluted earnings per share under U.S. generally accepted accounting principles.

DESCRIPTION OF AMERICAN WATER’S CAPITAL STOCK

The information in this section replaces the information in the “Description of Capital Stock” section beginning on page 6 of the accompanying prospectus.

The following description of American Water’s common stock is not intended to be complete. For more information regarding American Water’s common stock, please refer to American Water’s restated certificate of incorporation, which is referred to as American Water’s “certificate of incorporation,” and American Water’s amended and restated bylaws, which is referred to as American Water’s “bylaws.” The certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware, which is referred to as the DGCL.

General

American Water’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock. As of April 9, 2018, there were 178,042,359 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Other than with respect to director elections, except as otherwise required by law, all matters to be voted on by American Water’s stockholders must be approved by a majority of the shares present in person or proxy at such meeting and entitled to vote on the subject matter. With respect to uncontested director elections, American Water’s bylaws require that in order to be elected, a director nominee must receive a majority of the votes cast (for this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). For contested director elections where the number of nominees exceeds the number of directors to be elected, American Water’s bylaws require that the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Dividends

Holders of common stock will share equally in any dividend declared by American Water’s board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of American Water’s affairs, holders of American Water’s common stock would be entitled, after payment of the liquidation preference to all holders of any outstanding preferred stock, to share ratably in American Water’s assets that are legally available for distribution to stockholders after payment of liabilities. American Water must pay the applicable distribution to any holders of its preferred stock before it may pay distributions to the holders of its common stock.

Other Rights

American Water’s stockholders have no preemptive or other rights to subscribe for additional shares.

Preferred Stock

American Water’s board of directors may authorize the issuance of preferred stock from time to time in one or more series, without stockholder approval. Subject to the limits imposed by the DGCL, the board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. American Water’s board of directors is also authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by American Water’s stockholders.

American Water’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that affect adversely the voting power or other rights of American Water’s common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control, causing the market price of American Water’s common stock to decline, or impairing the voting and other rights of the holders of American Water’s common stock.

Certain Anti-Takeover Provisions of American Water’s Certificate of Incorporation and Bylaws, and the DGCL

The following provisions of American Water’s certificate of incorporation and bylaws could deter, delay or prevent a third party from acquiring American Water, even if doing so would benefit American Water’s stockholders.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for American Water’s board of directors to authorize the issuance of preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire American Water. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of American Water.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

American Water’s bylaws provide that special meetings of stockholders may be called only upon the request of the majority of American Water’s board of directors, upon request of the Chairman of American Water’s board of directors, or by American Water’s Secretary upon request of stockholders holding at least 15% of American Water’s outstanding common stock. American Water’s bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

American Water’s bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of American Water’s board of directors or a committee of the board of directors. A stockholder who wishes to bring a matter before a meeting must comply with American Water’s advance notice requirements and provide American Water with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, or by stockholders. These provisions may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of American Water.

Stockholder Action by Written Consent

As permitted by Section 228 of the DGCL, American Water’s certificate of incorporation states that any action required or permitted to be taken by American Water’s stockholders must be effected at a duly called annual or special meeting of American Water’s stockholders and may not be effected by consent in writing by such stockholders.

Certain Anti-Takeover Matters

A significant number of our regulated subsidiaries are subject to economic regulation by state public utility commissions. Some of these states have enacted laws that require regulatory approval for the acquisition of “control” of any regulated utility. In those states, obtaining “control” of the parent or any other company that controls a regulated utility also requires prior regulatory approval. The threshold for a change in control is a fact-specific inquiry that varies by state. For example, in some states, a presumption of control will arise when an acquiring party acquires more than 9.9% of the voting securities of the regulated utility or the controlling entity. In addition to ownership, other states may analyze the degree of influence or control an acquiror may exert over the company. Any person acquiring American Water’s common stock in an offering or in any other purchase of American Water’s common stock in an amount sufficient to trigger a change in control under state law would need the prior approval of the applicable state public utility commission.

Certain Other Provisions of American Water’s Certificate of Incorporation and Bylaws and Delaware Law

Board of Directors

American Water’s certificate of incorporation provides that the number of directors is fixed in the manner provided in American Water’s bylaws. American Water’s bylaws provide that the number of directors will be fixed from time to time by American Water’s board.

Business Combinations under Delaware Law

American Water is subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

Limitations of Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. American Water’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

•	for breach of the duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases); or

•	for transactions from which the director derived improper personal benefit.

American Water’s certificate of incorporation and bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by law. American Water’s bylaws also expressly authorize American Water to carry directors’ and officers’ insurance providing indemnification for American Water’s directors, officers and certain employees and agents for some liabilities.

The limitation of liability and indemnification provisions in American Water’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit American Water and its stockholders. In addition, your investment may be adversely affected to the extent American Water pays the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC serves as the registrar and transfer agent for American Water’s common stock.

New York Stock Exchange Listing

American Water’s common stock is listed on the New York Stock Exchange under the trading symbol “AWK.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of shares of American Water’s common stock, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to shares of American Water’s common stock that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in this offering by Non-U.S. Holders (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department as of the date of this prospectus supplement, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding shares of American Water’s common stock as part of a hedge or other integrated transaction, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for U.S. taxpayers who purchase shares of American Water’s common stock. Persons considering the purchase of shares of American Water’s common stock are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.

American Water has not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of shares of its common stock or that any such position would not be sustained.

Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of American Water’s common stock that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of American Water’s common stock, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of American Water’s common stock should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of such shares of American Water’s common stock applicable to them.

Distributions

In general, a distribution that American Water makes to a Non-U.S. Holder with respect to shares of its common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of American Water’s current or accumulated earnings and profits as determined under the Code. To the extent the amount of a distribution exceeds American Water’s current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the Non-U.S. Holder’s adjusted tax basis in American Water’s common stock, but not below zero, and then will be treated as gain from the sale of American Water’s common stock (see “—Sale or Other Taxable Disposition of Common Stock” below). Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E (or a suitable substitute form) or other applicable certification properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, are taxed on a net-income basis at the regular graduated rates and in the manner applicable to U.S. persons. The Non-U.S. Holder is generally required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of American Water’s common stock. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States, (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) American Water’s common stock constitutes a U.S. real property interest by reason of American Water’s status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

In the case described in (i) above, gain or loss recognized on the disposition of shares of American Water’s common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of shares of American Water’s common stock (after being offset by certain U.S.-source capital losses). In the case described in (iii) above, American Water has not determined whether it is a USRPHC; however, even if it is a USRPHC, so long as shares of its common stock continue to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of American Water’s common stock if the Non-U.S. Holder has not held more than 5% (actually or constructively) of American Water’s total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such Non-U.S. Holder’s holding period. If a Non-U.S. Holder exceeds the limits described in the last sentence with respect to common stock and American Water is a USRPHC, the Non-U.S. Holder generally will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. persons upon its disposition at a gain. In such a case, a Non-U.S. Holder that exceeds such limits generally would also be subject to such tax with respect to any distribution on such common stock to the extent such distribution would not be treated as a dividend if such Non-U.S. Holder were a U.S. person. If a Non-U.S. Holder is subject to the tax described in the preceding sentences, the Non-U.S. Holder will be required to file a U.S. federal income tax return with the IRS.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of investing in shares of American Water’s common stock if American Water were to be treated as a USRPHC. Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with any dividends paid on American Water’s common stock to a Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person (by providing a valid IRS Form W-8BEN, W-8BEN-E, or other applicable certification), information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on dividends paid on American Water’s common stock or on the proceeds from a sale or other disposition of shares of American Water’s common stock. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Under Sections 1471 to 1474 of the Code and related IRS guidance (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)), a 30% U.S. withholding tax is imposed on dividends paid on American Water’s common stock and, beginning January 1, 2019, on gross proceeds from the sale or other disposition (including redemption) of shares of American Water’s common stock in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution undertakes certain diligence and reporting obligations, (ii) in the case of a non-financial foreign entity, such entity either certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying each direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or

“United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Certain Non-U.S. Holders located in a jurisdiction with an intergovernmental agreement with the United States governing FATCA may be subject to different rules. American Water will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on shares of its common stock if American Water determines that it must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of American Water’s common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

In this offering, under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement among American Water, the forward sellers, the forward purchasers and the underwriters, the forward sellers have agreed, at American Water’s request, to borrow from third parties and sell to the underwriters an aggregate of 2,320,000 shares of American Water’s common stock in connection with the execution of the separate forward sale agreements between American Water and the forward purchasers. Under the terms and subject to the conditions of the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to purchase, and the forward sellers have agreed, severally and not jointly, to sell to each underwriter, at the price set forth on the cover page of this prospectus supplement, the number of shares of American Water’s common stock shown opposite its name below:

Underwriter	Number of Shares
J.P. Morgan Securities LLC	1,160,000
Wells Fargo Securities, LLC	1,160,000

Total	2,320,000

The underwriters are offering the shares of American Water’s common stock subject to their acceptance of the shares from the forward sellers and subject to certain conditions. The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased.

The underwriters have advised American Water and the forward sellers that they propose initially to offer the shares of American Water’s common stock in this offering at the price to public set forth on the cover of this prospectus supplement. If all of such shares of common stock are not sold at the price to public set forth on the cover page of this prospectus supplement, the offering price and other selling terms may be changed by the underwriters.

Expenses and Indemnification

American Water estimates that the total expenses of the offering, including registration, printing fees and legal and accounting expenses but excluding underwriting discounts, will be approximately $450,000.

American Water has agreed to indemnify the underwriters, the forward sellers, and the forward purchasers against liabilities relating to this offering, including liabilities under the Securities Act, or contribute to payments that the underwriters, the forward sellers, or the forward purchasers may be required to make in that respect.

Forward Sale Agreements

American Water has entered into a forward sale agreement on the date hereof with an affiliate of J.P. Morgan Securities LLC and a forward sale agreement with an affiliate of Wells Fargo Securities, LLC, each of which is referred to as a forward purchaser, relating to an aggregate of 2,320,000 shares of American Water’s common stock. In connection with the execution of the forward sale agreements, and at American Water’s request, J.P. Morgan Securities LLC or its affiliate and Wells Fargo Securities, LLC or its affiliate, each of which is referred to as a forward seller, are borrowing from third parties and selling in this offering 2,320,000 shares of American Water’s common stock.

If a forward seller is unable to borrow, or a forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date of the offering any shares of American Water’s common stock, then the relevant forward sale agreement will be terminated in its entirety. If a forward seller is unable to borrow and deliver for sale on the anticipated closing date the number of shares of American Water’s common stock to which the forward sale agreement relates, then the number of shares of American Water’s common stock to which the relevant forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares to which a forward sale agreement relates is so reduced, the commitment of the underwriters to purchase shares of American Water’s common stock from the relevant forward seller and the relevant forward seller’s obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with the commitment to purchase from American Water and its corresponding obligation to issue directly to the underwriters all or such portion of the number of shares not borrowed and delivered by such forward seller. The underwriters will have the right to postpone the closing date for one business day to effect any necessary changes to the documents or arrangements.

American Water will receive an amount equal to the net proceeds from the sale of the borrowed shares of its common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. American Water will only receive such proceeds if and to the extent American Water elects to physically settle a forward sale agreement.

Each forward sale agreement provides for settlement on a settlement date or dates to be specified at American Water’s discretion on or prior to April 11, 2019. On a settlement date or dates, if American Water decides to physically settle a forward sale agreement, American Water will issue shares of its common stock to the relevant forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $79.36 per share, which is the price to public, less the underwriting discount set forth on the cover page of this prospectus supplement. Each forward sale agreement provides that the initial forward sale price is subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread, and will be decreased by an amount per share specified in such forward sale agreement on each of certain dates specified in such forward sale agreement. The forward sale price is also subject to decrease if the cost to a forward seller of borrowing American Water’s common stock exceeds a specified amount. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day.

Each forward purchaser will have the right to accelerate its forward sale agreement and require American Water to physically settle its forward sale agreement on a date specified by such forward purchaser if:

•	in its sole judgment, it or its affiliate is unable to borrow a number of shares of American Water’s common stock equal to the number of shares to be delivered by American Water upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•	American Water declares any dividend or distribution on shares of its common stock (other than an extraordinary dividend) payable in (i) cash in excess of the specified amount, (ii) securities of another company, or (iii) any other type of securities (other than American Water’s common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by such forward purchaser;

•	certain ownership thresholds applicable to such forward purchaser are exceeded;

•	an event (other than the Acquisition) is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as delisting of American Water’s common stock (each as more fully described in the forward sale agreements); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with entering into its forward sale agreement, American Water’s bankruptcy or a change in law (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to require American Water to settle a forward sale agreement early will be made irrespective of American Water’s interests, including American Water’s need for capital. In such cases, American Water could be required to issue and deliver its common stock under the terms of the physical settlement provisions of a forward sale agreement irrespective of American Water’s capital needs, which would result in dilution to American Water’s earnings per share. In addition, upon certain events of bankruptcy, insolvency, or reorganization relating to American Water, each forward sale agreement will terminate without further liability of either party. Following any such termination, American Water would not issue any shares and American Water would not receive any proceeds pursuant to the forward sale agreements.

Except under limited circumstances described below, American Water has the right to elect physical settlement, net share settlement or cash settlement under a forward sale agreement. Although American Water currently expects to settle each forward sale agreement entirely by the delivery of shares of its common stock if American Water successfully completes the Acquisition described under “Prospectus Supplement Summary—Recent Developments,” American Water may elect cash settlement or net share settlement for all or a portion of its obligations under a forward sale agreement if American Water concludes that it is in its interest to do so. For example, American Water may conclude that it is in its interest to cash settle or net share settle if American Water does not complete the Acquisition or obtains alternative financing on more attractive terms. In the event that American Water elects to cash settle or net share settle, the settlement amount for a forward sale agreement will be equal to (1)(a) the adjusted forward sale price, minus (b) the average volume weighted price, calculated within certain parameters of Rule 10b-18 under the Exchange Act, during the period in which a forward purchaser or one of its affiliates closes out its short positions related to a forward sale agreement, multiplied by (2) the number of shares being settled. The settlement amount is also subject to adjustment in respect of any scheduled decrease in the forward sale price per share that occurs before such forward purchaser has unwound its hedge. If this settlement amount is a positive number, the relevant forward purchaser will pay American Water that amount (in the case of cash settlement) or deliver to American Water a number of shares of American Water’s common stock having a value equal to the value of such amount (in the event of net share settlement). If this settlement amount is a negative number, American Water will pay the relevant forward purchaser the absolute value of that amount (in the case of cash settlement) or deliver to such forward purchaser a number of shares of American Water’s common stock having a value equal to the absolute value of such amount (in the event of net share settlement). Upon cash settlement or net share settlement, American Water would expect each forward purchaser or its affiliate to purchase shares of American Water’s common stock in secondary market transactions for delivery to stock lenders in order to close out its short position. The purchase of American Water’s stock by each forward purchaser or its affiliate unwinding its hedge positions could cause the price of American Water’s common stock to increase over time, thereby increasing the cash or shares American Water owes to such forward purchaser or decreasing the amount of cash or shares that such forward purchaser owes American Water, as the case may be.

Lock-Up Agreement

American Water has agreed that, subject to certain limited exceptions, without the prior written consent of the underwriters, American Water will not directly or indirectly during the period commencing on the date hereof and ending 30 days after the date hereof (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing shall not affect American Water’s ability to file a new shelf registration statement on or after April 30, 2018.

Furthermore, American Water’s directors and executive officers have agreed that, subject to certain limited exceptions, without the prior written consent of the underwriters, they will not, directly or indirectly, during the period commencing on the date hereof and ending 30 days after the date hereof (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock without the prior written consent of the underwriters.

The restrictions described above do not apply with respect to the sale of shares of American Water’s common stock to the forward purchasers pursuant to the forward sale agreements.

The underwriters, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the common stock and other securities from lock-up agreements, the underwriters will consider, among other factors, the holder’s reasons for requesting the release, the number of shares or other securities for which the release is being requested and market conditions at the time.

NYSE Symbol

American Water’s common stock is listed on the NYSE under the symbol “AWK.”

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of American Water’s common stock, or the possession, circulation or distribution of this prospectus or any other material relating to American Water or the shares of its common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of American Water’s common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares of the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares of common stock that are the subject of the offering contemplated by this prospectus may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares of common stock shall require American Water or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and American Water that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are qualified investors as defined in the Prospectus Directive (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order and/or (iii) who are persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, the shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire shares of common stock in the United Kingdom will only be engaged in with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Certain Relationships

The underwriters and their affiliates have engaged, and may in the future engage, in transactions with, and from time to time have performed services for American Water and its affiliates in the ordinary course of business, for which they have received and will receive customary compensation. Affiliates of the underwriters are also lenders under American Water Capital Corp.’s, a wholly owned subsidiary of American Water, primary revolving credit facility and dealers under its commercial paper program.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve American Water securities and/or instruments or the securities and/or instruments of its affiliates. If any of the underwriters or their affiliates have a lending relationship with American Water or its affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to American Water or its affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in American Water’s securities or the securities of its affiliates, including potentially its common stock. Any such credit default swaps or short positions could adversely affect future trading prices of its common stock. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

The forward purchasers will receive all of the proceeds of any sale of borrowed shares of American Water’s common stock pursuant to this prospectus supplement in connection with the forward sale agreements. Because an affiliate of J.P. Morgan Securities LLC and an affiliate of Wells Fargo Securities, LLC, as the forward purchasers, are each expected to receive more than 5% of the net proceeds of this offering, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are each deemed to have a conflict of interest under FINRA Rule 5121. As a result, each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC would be required to conduct the distribution of American Water’s common stock in accordance with FINRA Rule 5121. In accordance with FINRA Rule 5121, each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC will not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Use of Proceeds” for additional information.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the common stock, will be passed upon for American Water by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for American Water by Jeffrey M. Taylor, American Water’s Chief SEC & Corporate Governance Counsel and Assistant Secretary. Sullivan & Cromwell LLP, New York, New York, has acted as counsel for the underwriters, the forward purchasers and the forward sellers. As of April 10, 2018, Mr. Taylor owned 269 shares of American Water’s common stock, 2,033 performance stock units, none of which are earned, 572 unvested restricted stock units and options to purchase 2,185 shares of its common stock, of which options to purchase 1,456 shares are vested.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to American Water Works Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

American Water Works Company, Inc.

Common Stock

Preferred Stock

Support Agreement

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Subscription Rights

Warrants

American Water Capital Corp.

Debt Securities

The securities covered by this prospectus may be sold by American Water Works Company, Inc., or American Water, from time to time, independently or together with American Water Capital Corp., or AWCC, a wholly-owned subsidiary of American Water Works Company, Inc. Any debt securities issued by AWCC will have the benefit of a support agreement from American Water. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. We may, and any selling security holder may, offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

When we offer securities, a prospectus supplement will describe the specific terms of the specific issue of securities. Prospectus supplements may also add, update or change the information in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

American Water Works Company, Inc. common stock is listed on the New York Stock Exchange under the symbol “AWK.”

Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and any risk factors set forth in each applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 33. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is May 7, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Water and AWCC filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. Each time we, or, under certain circumstances, our security holders, sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to, modify or supersede the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to below under “Where You Can Find More Information.” If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, any price paid to us for the securities, the net proceeds to us, if any, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

All references in this prospectus to “we,” “our” and “us” refer to American Water Works Company, Inc. and its consolidated subsidiaries unless the context otherwise requires. The term “American Water” refers to American Water Works Company, Inc. The term “AWCC” refers to American Water Capital Corp.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information incorporated by reference into this prospectus or provided in this prospectus or any prospectus supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. You should inform yourself about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only and any information we have incorporated by reference is only accurate as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

AMERICAN WATER WORKS COMPANY, INC.

We are the most geographically diversified, as well as the largest publicly-traded, United States water and wastewater utility company, as measured by both operating revenues and population served. As a holding company, we conduct substantially all of our business operations through our subsidiaries. Founded in 1886, we are the largest publicly traded U.S. water and wastewater utility company. We employ 6,400 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada.

American Water’s principal executive offices are located at 1025 Laurel Oak Road, Voorhees, NJ 08043 and its telephone number is (856) 346-8200.

AMERICAN WATER CAPITAL CORP.

AWCC is a wholly-owned finance subsidiary of American Water. AWCC’s activities are limited to the issuance of debt securities and the borrowing of funds through credit agreements with institutional lenders and lending the net proceeds under loan agreements to our operating subsidiaries as well as to American Water.

AWCC’s principal executive offices are located at 1025 Laurel Oak Road, Voorhees, NJ 08043 and its telephone number is (856) 346-8200.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition or results of operations. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This prospectus and any prospectus supplement, the documents incorporated by reference or any other written or oral statements made by or on behalf of us may include forward-looking statements that reflect our current views with respect to future events. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “forecast,” “outlook,” “future,” “potential,” “continue,” “may,” “can,” “should” and “could” and similar expressions. Forward-looking statements may relate to, among other things, our future financial performance, including our operation and maintenance (“O&M”) efficiency ratio, cash flows, our growth and portfolio optimization strategies, our projected capital expenditures and related funding requirements, our ability to repay debt, our projected strategy to finance current operations and growth initiatives, the impact of legal proceedings and potential fines and penalties, business process and technology improvement initiatives, trends in our industry, regulatory or legal developments or rate adjustments, including rate case filings, filings for infrastructure surcharges and filings to address regulatory lag.

Forward-looking statements are predictions based on our current expectations and assumptions regarding future events. They are not guarantees of any outcomes, financial results or levels of performance and you are cautioned not to place undue reliance upon them. These forward-looking statements are subject to a number of risks and uncertainties, and new risks and uncertainties of which we are not currently aware or which we do not currently perceive may arise in the future from time to time. Should any of these risks or uncertainties materialize, or should any of our expectations or assumptions prove incorrect, then our results may vary materially from those discussed in the forward-looking statements herein. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to, the factors discussed under the caption “Risk Factors” and the following factors

•	the decisions of governmental and regulatory bodies, including decisions to raise or lower rates;

•	the timeliness of regulatory commissions’ actions concerning rates, permitting and other decisions;

•	changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts;

•	changes in laws, governmental regulations and policies, including environmental, health and water quality and public utility regulations and policies;

•	weather conditions, patterns, events or natural disasters, including drought or abnormally high rainfall, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes and tornados;

•	the outcome of litigation and government action related to recent events in West Virginia;

•	our ability to appropriately maintain current infrastructure, including our technology systems, and manage expansion of our business;

•	our ability to obtain permits and other approvals for projects;

•	changes in our capital requirements;

•	our ability to control operating expenses and to achieve efficiencies in our operations;

•	the intentional or unintentional actions of a third party, including contamination of our water supplies and attacks on our computer systems;

•	our ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our operations;

•	our ability to successfully acquire and integrate water and wastewater systems that are complementary to our operations and the growth of our business, including, among other core growth opportunities, concession arrangements and agreements for the provision of water services in the unregulated shale arena; cost overruns relating to improvements or the expansion of our operations;

•	changes in general economic, business and financial market conditions;

•	access to sufficient capital on satisfactory terms;

•	fluctuations in interest rates;

•	restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends;

•	fluctuations in the value of benefit plan assets and liabilities that could increase our cost and funding requirements;

•	our ability to utilize our U.S. and state net operating loss carryforwards;

•	migration of customers into or out of our service territories and the use by municipalities to condemn our systems through eminent domain;

•	difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions;

•	the incurrence of impairment charges;

•	labor actions, including work stoppages;

•	ability to retain and attract qualified employees; and

•	civil disturbance, or terrorist threats or acts or public apprehension about future disturbances or terrorist threats or acts.

Any forward-looking statements we make, speak only as of the date on which the statement is made. Except as required by the federal securities laws, we do not have any obligation, and we specifically disclaim any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because American Water is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. A prospectus supplement will name the selling security holders and specify the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, the net proceeds from the sale of AWCC Debt Securities will be loaned to American Water and/or its subsidiaries, and American Water and/or its subsidiaries intend to use the proceeds of such loans, and the net proceeds from the sale of securities issued by American Water, for general corporate purposes, including working capital, infrastructure improvements and other capital expenditures, acquisitions, the repayment of indebtedness and the repurchase of common stock. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income (loss) from continuing operations before income taxes including the effect of allowance for funds used during construction, which we refer to as AFUDC, plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, and a portion of rent expense that management believes is representative of the interest component of rental expense. Fixed charges have not been reduced for the effect of AFUDC. In addition, neither American Water nor AWCC had any preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

American Water’s and AWCC’s ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Year ended December 31,					Quarter ended March 31,
	2010	2011	2012	2013	2014	2015
American Water Works Company, Inc.
Ratio of Earnings to Fixed Charges	2.27	2.50	2.93	2.88	3.27	2.69

American Water Capital Corp.
Ratio of Earnings to Fixed Charges	1.00	1.00	1.00	1.00	1.00	1.00

DESCRIPTION OF CAPITAL STOCK

The following description of American Water’s common stock and preferred stock is not intended to be complete. For more information regarding the common stock and preferred stock that may be offered by this prospectus, please refer to American Water’s restated certificate of incorporation, which we refer to below as American Water’s “certificate of incorporation,” and American Water’s amended and restated bylaws, which we refer to below as American Water’s “bylaws.” The certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware, which we refer to below as the DGCL.

General

American Water’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock. As of May 4, 2015 there were 179,945,107 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Other than with respect to director elections, except as otherwise required by law, all matters to be voted on by American Water’s stockholders must be approved by a majority of the votes cast by all shares of common stock. With respect to uncontested director elections, American Water’s bylaws require that in order to be elected, a director nominee must receive a majority of the votes cast (for this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). For contested director elections where the number of nominees exceeds the number of directors to be elected, American Water’s bylaws require that the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Dividends

Holders of common stock will share equally in any dividend declared by American Water’s board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of American Water’s affairs, holders of American Water’s common stock would be entitled, after payment of the liquidation preference to all holders of any outstanding preferred stock, to share ratably in American Water’s assets that are legally available for distribution to stockholders after payment of liabilities. American Water must pay the applicable distribution to any holders of its preferred stock before it may pay distributions to the holders of its common stock.

Other Rights

American Water’s stockholders have no preemptive or other rights to subscribe for additional shares.

Preferred Stock

American Water’s board of directors may authorize the issuance of preferred stock from time to time in one or more series, without stockholder approval. Subject to the limits imposed by the DGCL, the board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. American Water’s board of directors is also authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by American Water’s stockholders.

American Water’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that affect adversely the voting power or other rights of American Water’s common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control, causing the market price of American Water’s common stock to decline, or impairing the voting and other rights of the holders of American Water’s common stock. Any restriction on the repurchase or redemption of shares of preferred stock while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to below under “Where You Can Find More Information.”

For any series of preferred stock that American Water may issue, American Water’s board of directors will determine and the prospectus supplement relating to such series will describe:

•	the number of shares constituting such series and the distinctive designation of the series;

•	the dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

•	whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

•	the amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of American Water, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•	any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by American Water of the shares of the series;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

•	the right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

•	the voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

•	any other term, condition or provision with respect to the series not inconsistent with the provisions of American Water’s certificate of incorporation or any resolution adopted by the board of directors pursuant thereto.

Certain Anti-Takeover Provisions of American Water’s Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of American Water’s certificate of incorporation and bylaws could deter, delay or prevent a third party from acquiring American Water, even if doing so would benefit American Water’s stockholders.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for American Water’s board of directors to authorize the issuance of preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire American Water. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of American Water.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

American Water’s bylaws provide that special meetings of stockholders may be called only upon the request of the majority of American Water’s board of directors, upon request of the Chairman of American Water’s board of directors, upon request of American Water’s President or upon request of stockholders holding at least 15% of American Water’s outstanding common stock. American Water’s bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

American Water’s bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of American Water’s board of directors or a committee of the board of directors. A stockholder who wishes to bring a matter before a meeting must comply with American Water’s advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, or by stockholders. These provisions may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of American Water.

Stockholder Action by Written Consent

Under Section 228 of the DGCL, unless a company’s certificate of incorporation provides otherwise, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of American Water’s common stock entitled to vote thereon were present and voted. As permitted by Section 228 of the DGCL, American Water’s certificate of incorporation provides otherwise: any action required or permitted to be taken by American Water’s stockholders must be effected at a duly called annual or special meeting of American Water’s stockholders and may not be effected by consent in writing by such stockholders.

Certain Anti-Takeover Matters

Our regulated subsidiaries are subject to economic regulation by state public utility commissions. Some of these states have enacted laws that require regulatory approval for the acquisition of “control” of any regulated utility. In those states, obtaining “control” of the parent or any other company that controls a regulated utility also requires prior regulatory approval. The threshold for a change in control is a fact-specific inquiry that varies by state. For example, in some states, a presumption of control will arise when an acquiring party acquires more than 9.9% of the voting securities of the regulated utility or the controlling entity. In addition to ownership, other states may analyze the degree of influence or control an acquiror may exert over the company. Any person acquiring American Water’s common stock in an offering or in any other purchase of American Water’s common stock in an amount sufficient to trigger a change in control under state law would need the prior approval of the applicable state public utility commission.

Certain Other Provisions of American Water’s Certificate of Incorporation and Bylaws and Delaware Law

Board of Directors

American Water’s certificate of incorporation provides that the number of directors is fixed in the manner provided in American Water’s bylaws. American Water’s bylaws provide that the number of directors will be fixed from time to time by American Water’s board.

Business Combinations under Delaware Law

American Water is subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

Limitations of Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. American Water’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

•	for breach of the duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases); or

•	for transactions from which the director derived improper personal benefit.

American Water’s certificate of incorporation and bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by law. American Water’s bylaws also expressly authorize American Water to carry directors’ and officers’ insurance providing indemnification for American Water’s directors, officers and certain employees and agents for some liabilities.

The limitation of liability and indemnification provisions in American Water’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit American Water and its stockholders. In addition, your investment may be adversely affected to the extent American Water pays the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, Inc. serves as the registrar and transfer agent for American Water’s common stock.

New York Stock Exchange Listing

American Water’s common stock is listed on the New York Stock Exchange under the trading symbol “AWK.”

DESCRIPTION OF AWCC DEBT SECURITIES AND AMERICAN WATER

SUPPORT AGREEMENT

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities, will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

AWCC may issue debt securities from time to time in one or more series. The debt securities will be general obligations of AWCC. Any debt securities issued by AWCC will have the benefit of a support agreement from American Water. In the event that any series of debt securities will be subordinated to other indebtedness that AWCC has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. We expect that each series of debt securities will be issued under an indenture dated as of December 4, 2009, between AWCC and Wells Fargo Bank, National Association, as trustee, as the same may be amended or supplemented from time to time. The indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. There is no requirement under the indenture that our future issuances of debt securities be issued exclusively under the indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issuances of debt securities debt securities in connection with future issuances of other debt securities.

The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

The debt securities represent direct, unsecured, general obligations of AWCC and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt AWCC has or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form;

•	may be represented by one or more global securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global debt security will be shown on and transfers will be made only through records maintained by the designated depositary and its participants; and

•	will have the benefit of a support agreement, dated June 22, 2000, and amended on July 26, 2000, between AWCC and American Water; which we refer to as the support agreement.

The aggregate principal amount of debt securities that AWCC may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

(1)	the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

(2)	the price or prices of the debt securities of the series;

(3)	any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series and except for any debt securities which are deemed never to have been authenticated and delivered);

(4)	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest;

(5)	the date or dates on which the principal and premium of any debt securities of the series are payable;

(6)	the rate or rates (which may be fixed or variable) at which any debt securities of the series shall bear interest (if any), or the method of determining such rate or rates, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable, and the regular record date for any such interest payable on any interest payment date;

(7)	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the option of AWCC (including without limitation the number of basis points specified for such series for purposes of determining any make-whole amount in respect thereof, and any reference treasury dealers for such series) and, if other than by a board resolution, the manner in which any election by AWCC to redeem the debt securities shall be evidenced;

(8)	the obligation, if any, of AWCC to redeem or purchase any debt securities of the series at the option of the holder thereof, or at the option of any other person, and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)	if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, and such other or additional provisions (including, without limitation, in respect of defeasance and covenant defeasance) as shall be necessary and desirable in connection therewith;

(10)	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(11)	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(12)	if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more debt securities in registered, global form without interest coupons, which we refer to as global securities, and in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security, whether such global securities shall be in the form of registered securities, restricted securities or Regulation S securities and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

(13)

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for AWCC’s other debt securities or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(14)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

(15)	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(16)	any changes or additions to the provisions of the indenture dealing with defeasance;

(17)	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, are applicable and any corresponding changes to provisions of the indenture as then in effect;

(18)	any addition to or change in the events of default with respect to any debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable;

(19)	any trustee, authenticating agent, paying agent, transfer agent or registrar;

(20)	the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture;

(21)	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

(22)	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

(23)	any U.S. Federal Income tax consequences applicable to the debt securities; and

(24)	any other terms of the series.

All debt securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional debt securities of such series. This means that AWCC may from time to time, without notice to, or the consent of any existing holders of the previously-issued debt securities of a particular series, create and issue additional debt securities of such series. Such additional debt securities will have the same terms as the previously-issued debt securities of such series in all respects except for the issue date, public offering price and, if applicable, the initial interest payment date. The additional debt securities will be consolidated and form a single series with the previously-issued debt securities of such series.

Support Agreement

AWCC’s indebtedness (including debt securities) has the benefit of the support agreement. The support agreement, which, under the circumstances described below, is the functional equivalent of a guarantee, provides, among other things, that:

•	American Water owns, and during the term of the support agreement shall continue to own, all of the voting stock of AWCC free and clear of any lien, security interest or other charge or encumbrance;

•	American Water will provide to AWCC, at its request or the request of any lender (including any holder of debt securities), funds in the form of cash or liquid assets (as equity or, if American Water and AWCC agree, as a loan subordinated to any and all indebtedness, whether or not that indebtedness is outstanding at the time of the loan) as required if AWCC is unable to make timely payment of interest, principal or premium, if any, on any indebtedness issued by it;

•	American Water will cause AWCC to have at all times a positive tangible net worth (total assets less liabilities less intangible assets), as determined in accordance with generally accepted accounting principles; and

•	if AWCC fails or refuses to take timely action to enforce certain rights under the support agreement or if AWCC defaults in the timely payment of interest, principal or premium, if any, owed to a lender (including any holder of debt securities) when due, that lender may proceed directly against American Water to enforce such rights or to obtain payment of the defaulted interest, principal or premium, if any, owed to that lender.

No amendment to the support agreement that adversely affects the rights of any lender (including any holder of debt securities) and no termination of the support agreement will be effective until such time as all indebtedness of AWCC shall have been irrevocably paid in full and all commitments for indebtedness have been terminated, unless the lenders (including holders of debt securities or the trustee acting on behalf of debt security holders) holding all of the aggregate principal amount of debt outstanding and (to the extent not outstanding) committed to consent in writing thereto. Notwithstanding the foregoing sentence, any amendment to the support agreement for the purposes of (i) increasing the minimum net worth as provided in the support agreement, (ii) establishing or increasing a minimum interest coverage ratio, (iii) establishing or reducing a maximum amount of debt leverage, (iv) increasing the aggregate principal amount of debt outstanding whose holders are required to consent to the termination or amendment of the support agreement, or (v) any combination of clauses (i), (ii), (iii) and (iv) of this sentence, shall be effective without the consent of any lender (including any holder of debt securities or trustee acting on behalf of such holder). In addition, nothing in the prior two sentences shall derogate from, or override, any provision in an instrument, indenture, agreement or other document pursuant to which indebtedness is or will be issued that requires the written consent of the holders of a specified amount or percentage of that indebtedness to consent to an amendment or termination of the support agreement.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, may contain, among others, the following covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement:

Restrictions on Liens

AWCC will not, and will not allow American Water, as the support provider, or any of its subsidiaries to, create, incur, issue or assume any liens on our or its respective property to secure debt where the debt secured by those liens would exceed an amount equal to 15% of our consolidated tangible total assets, as defined below (calculated to exclude debt secured by permitted liens). This restriction does not apply to the following permitted liens:

(a)	liens existing, or created pursuant to the terms of agreements existing, on the date of the indenture;

(b)	liens consisting of (i) pledges or deposits in the ordinary course of business to secure obligations under workmen’s compensation laws or similar legislation, (ii) deposits in the ordinary course of business to secure or in lieu of surety, appeal or customs bonds to which AWCC, American Water or any of its subsidiaries is a party, (iii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings diligently conducted, (iv) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money) or (v) materialmen’s, mechanics’, carriers’, workmen’s repairmen’s or other like liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;

(c)	liens created to secure tax-exempt debt, in connection with the financing or refinancing of the purchase, lease or construction of properties;

(d)	any lien on any asset of any person existing at the time the person is merged or consolidated with or into, or such asset is acquired by AWCC, American Water or any of its subsidiaries and not created in contemplation of such event;

(e)	liens created to secure sales of accounts receivable and other receivables;

(f)	licenses of intellectual property granted by AWCC, American Water or any of its subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business;

(g)	liens of landlords arising under real property leases to the extent those liens arise in the ordinary course of business and do not secure any past due obligation for the payment of money;

(h)	any interest or title of a lessor or sublessor under any lease permitted by the indenture;

(i)	liens securing debt which has neither been assumed by AWCC, American Water or any of its subsidiaries nor upon which AWCC, American Water or any of its subsidiaries customarily pay interest charges, existing upon real property, or rights in or relating thereto, which real property or rights were acquired for right-of-way purposes;

(j)	zoning laws and ordinances;

(k)	any leases required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles;

(l)	easements, rights-of-way, restrictions, conditions and other similar encumbrances, minor defects or irregularities of title, and alleys, streets and highways, which in the aggregate do not materially impair the usefulness of the mortgaged property in the present business of AWCC, American Water or any of its subsidiaries;

(m)	leases of the properties of AWCC, American Water or any of its subsidiaries, in each case entered into in the ordinary course of business and that do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary course of business or (ii) materially impair the value of the property subject thereto;

(n)	liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by AWCC, American Water or any of its subsidiaries in the ordinary course of business in accordance with the past practices of AWCC, American Water or such subsidiary;

(o)	bankers’ liens, right of setoff and other similar liens (including deposits required by interest rate swap agreements) existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by AWCC, American Water or any of its subsidiaries, in each case granted in the ordinary course of business in favor of the financial institutions with which such accounts are maintained, securing amounts owing to such financial institutions with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such liens are non-consensual and arise by operation of law, in no case shall any such liens secure (either directly or indirectly) the repayment of any debt;

(p)	liens for taxes, assessments or governmental charges or levies not yet delinquent and which may subsequently be paid without interest or penalties and liens for taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which reserves have been established to the extent required by GAAP;

(q)	any lien on any property of AWCC, American Water or any of its subsidiaries securing obligations not exceeding in the aggregate $100 million outstanding any time;

(r)

liens on any property, acquired, constructed or improved by AWCC, American Water or any of its subsidiaries after the date of the indenture, and any improvements thereon, accessions thereto or other property acquired or constructed for use in connection therewith or related thereto, which are created or assumed prior to or contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, or within one year thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 180-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of the indenture or liens on any property existing at the time of acquisition thereof; provided, that the liens shall not extend to any property theretofore owned by AWCC, American Water or any of its subsidiaries other than, in the case of any such construction or improvement, (i) unimproved real property on which the property so constructed or the improvement is located, (ii) other property (or improvement thereon) which is an improvement to or is acquired or constructed for use in connection therewith or related thereto, (iii) any right and interest under any agreement or other documents relating to the property being so constructed or improved or such other property and (iv) the stock of any subsidiary of ours created or maintained for the primary purpose of owning the property so constructed or improved;

(s)	liens on property securing debt if, prior to or concurrently with the issuance, assumption or guarantee of such debt, the debt securities (together with, if AWCC shall so determine, (i) any other debt of or guaranteed by AWCC ranking equally with the debt securities or (ii) any debt of us or any of our subsidiaries then existing or thereafter created) are secured by such property equally and ratably with (or prior to) such debt (for so long as such debt is secured by such liens);

(t)	liens securing the debt securities;

(u)	liens securing debt owed to AWCC, American Water or any of its subsidiaries; and

(v)	liens created for the sole purpose of refinancing, extending, renewing or replacing in whole or in part debt or other obligations secured by any lien referred to in the foregoing subsections (a) through (t); provided, however, that the principal amount of debt or obligations secured thereby shall not exceed the principal amount of debt or obligations so secured at the time of such refinancing, extension, renewal or replacement plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and that such refinancing, extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property that secured the lien or mortgage so refinanced, extended, renewed or replaced (and any improvements on such property).

“Debt” means, for any person (without duplication), all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, debt securities or other similar instruments, (iii) obligations to pay the deferred purchase price of property or service (other than trade payables not overdue by more than 90 days incurred in the ordinary course of business and long term water purchase contracts), (iv) obligations under capital leases, (v) indebtedness of the type referred to in clauses (i) through (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by), any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for payment of such indebtedness, and (vi) all obligations of such person for indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above under direct or indirect guarantees, excluding, in all cases, (i) advances for construction and contributions in aid of construction as set forth on the consolidated balance sheet of American Water and its subsidiaries, (ii) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit and (iii) attributable debt in respect of sale and leaseback transactions.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by American Water or by one or more other subsidiaries, or by American Water and one or more other subsidiaries.

Restrictions on Sales and Leasebacks

AWCC will not, and will not allow American Water or any of its subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•	the aggregate amount of the attributable debt of AWCC, American Water and its subsidiaries in respect of sale and leaseback transactions then outstanding would not exceed an amount equal to 15% of our consolidated tangible total assets, or

•	AWCC, American Water or any of its subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of secured debt which is not subordinate to the debt securities in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction or (2) the fair market value of the property leased.

A “sale and leaseback transaction” for purposes of this subsection is an arrangement between AWCC, American Water or any of its subsidiaries and a bank, insurance company or other lender or investor where AWCC, American Water or any of its subsidiaries leases property for an initial term of three years or more that was or will be sold by AWCC, American Water, or such subsidiary to that lender or investor for a sale price of U.S. $1,000,000 or its equivalent or more.

“Attributable debt” means the lesser of (1) the fair market value of the asset subject to the sale and leaseback transaction and (2) the present value, determined in accordance with GAAP (discounted at a rate equal to the rate of interest implicit in such transaction), of the obligations of the lessee for the net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

“Consolidated tangible total assets” means, as at any applicable time of determination, consolidated total assets less, without duplication, all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset, in each case as set forth in our most recent consolidated balance sheet.

“Consolidated total assets” means, as at any applicable time of determination, our consolidated total assets as set forth in our most recent consolidated financial statements.

Merger, Consolidation or Sale of Assets

Neither AWCC nor American Water will consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(i) the successor formed by a consolidation or the survivor of a merger or the person that acquires by conveyance, transfer or lease all or substantially all of the assets of AWCC or American Water as an entirety, as the case may be, is a person organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and expressly assumes, in the case of American Water, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of AWCC to be performed or observed, and, in the case of American Water, all the obligations under the support agreement to be performed or observed, and such person shall have caused to be delivered to the trustee an officer’s certificate and an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease complies in all material respects with this covenant; and

(ii) immediately before and immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

Upon any consolidation by AWCC or American Water with or merger by AWCC or American Water into any other person or any conveyance, transfer or lease of either AWCC’s or American Water’s properties and assets substantially as an entirety in accordance with this covenant, the successor person formed by such consolidation or into which it is merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, AWCC or American Water, as applicable, under the indenture and the support agreement with the same effect as if such successor person had been named as AWCC or American Water, as applicable, therein, and thereafter, except in the case of a lease, the predecessor person will be relieved of all obligations and covenants, in the case of AWCC under the indenture, the debt securities and, in the case of American Water, under the support agreement.

Support Agreement

American Water may not (a) cancel or terminate the support agreement or (b) amend or otherwise modify the terms of the support agreement, except in accordance with the support agreement. See “Support Agreement.”

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as will be defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt.

Events of Default

Each of the following constitutes an event of default under the form of indenture with respect to any series of debt securities:

(1)	default for 30 days in the payment when due of interest on a series of debt securities;

(2)	default in payment when due of the principal of, or premium, if any, on a series of debt securities;

(3)	failure by AWCC or American Water to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	default in the deposit of any sinking fund payment, when and as due by the terms of debt securities of that series;

(5)	default in performance, or breach by AWCC or American Water, as applicable, of any of the other agreements in the indenture or the support agreement for 60 days after (i) AWCC and American Water receive written notice of such default or breach from the trustee or (ii) AWCC, American Water and the trustee receive written notice of such default or breach from the registered owners of at least 25% in principal amount of the debt securities of that series; provided, however, that except with respect to defaults under or breaches of the covenant described under “—Certain Covenants—Restrictions on Liens,” holders of a series of debt securities will be deemed to have agreed to an extension of such 60-day period to 120 days so long as corrective action is initiated by AWCC or American Water within such 60-day period unless such corrective action is no longer being diligently pursued;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by AWCC or American Water (or the payment of which is guaranteed by AWCC or American Water), if that default is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period, or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other indebtedness under which there has been a payment default after stated maturity or the maturity of which has been so accelerated, aggregates $100 million or more;

(7)	failure by AWCC or American Water to pay final judgments aggregating (to the extent not paid or insured) in excess of $100 million, which judgments are not paid, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(8)	except as permitted by the indenture, the support agreement shall cease for any reason to be in full force and effect or American Water, or any person acting on behalf of American Water, shall deny or disaffirm its obligations under the support agreement; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to AWCC or American Water. A prospectus supplement may omit, modify or add to the foregoing events of default.

In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to AWCC or American Water, all outstanding debt securities in such series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities in such series may declare all the securities to be due and payable immediately. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the outstanding debt securities in a series may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest have been cured or waived as provided in the indenture or a supplemental indenture.

Holders of a series of debt securities may not enforce the indenture, supplemental indenture or such debt securities except as provided in the indenture or supplemental indenture. Subject to certain limitations holders of a majority in principal amount of the then outstanding debt in a series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of a series of debt securities notice of any continuing default if it determines that withholding notice is in their interest, except a default relating to the payment of principal or interest.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of a series of debt securities, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of outstanding debt securities.

The holders of a majority in aggregate principal amount of a series of debt securities then outstanding, by notice to the trustee, may, on behalf of the holders of all of such series of debt securities, waive any existing default and its consequences under the indenture except a continuing default in the payment of interest on, or the principal of, such series of debt securities (other than the non-payment of principal of or interest on such series of debt securities that became due solely because of the acceleration of such series of debt securities).

AWCC is required to deliver to the trustee within 90 days after the end of each fiscal year a statement regarding compliance with the indenture during that fiscal year. Promptly (and in any event within 5 business days) upon a responsible officer of AWCC becoming aware of any default or event of default, AWCC is required to deliver to the trustee a statement specifying that default.

“Responsible officer” means the chief executive officer, chief operating officer, general counsel, any senior financial officer and any other officer of AWCC with responsibility for the administration of the indenture.

“Senior financial officer” means the chief financial officer, principal accounting officer, treasurer or controller of AWCC.

Modification or Waiver

Except as provided below, AWCC and the trustee may supplement and amend the form of indenture or the debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities. The consent of the holder of each outstanding debt security affected is required to:

•	change the stated maturity of or the stated amount of the principal of, or any installment of interest on, the debt securities;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of the debt securities;

•	change the place or currency of payment of principal of, or interest on, the debt securities;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt securities or any redemption date for the debt securities;

•	reduce the percentage of holders of outstanding debt securities necessary to modify or amend the indenture or to consent to any waiver under the indenture;

•	reduce the percentage of outstanding debt securities necessary to waive any past default; or

•	modify any of the above requirements.

AWCC and the trustee may supplement and amend the indenture or the debt securities without the consent of any holder for the following purposes:

•	to evidence the succession of another entity to AWCC as obligor under an indenture;

•	to provide for the acceptance of appointment by a successor trustee;

•	to effect the assumption of the indenture by American Water or one of its subsidiaries;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to establish the form or terms of debt securities as permitted by the indenture;

•	to add to the covenants of American Water, AWCC or its other subsidiaries for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us, AWCC or American Water’s other subsidiaries;

•	to make any change that does not adversely affect the rights of any holder of the debt securities; or

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the holders of the debt securities is not necessary under the indenture to approve the particular form of any proposed amendment or supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment or supplemental indenture.

Prescription Period

Any money that AWCC deposits with the trustee or any paying agent for the payment of principal or interest on any global security that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to AWCC upon AWCC’s request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of any debt security will be able to seek any payment to which that holder may be entitled to collect only from AWCC.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of AWCC or us, will have any liability for any obligations of AWCC or American Water under the debt securities, the indenture, the support agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities law and it is the view of the SEC that such waiver is against public policy.

Defeasance

At any time, AWCC may terminate all its obligations under debt securities of a series and the indenture, which we refer to as legal defeasance, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series.

In addition, at any time AWCC may terminate its obligations under certain specified covenants with respect to a series of debt securities.

AWCC may exercise its legal defeasance option with respect to a series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities. If AWCC exercises its legal defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If AWCC exercises its covenant defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of a default related to the specified covenants.

In order to exercise either of its defeasance options, AWCC must irrevocably deposit in trust, which we refer to as the defeasance trust, with the trustee money or U.S. Government obligations, or both, in an amount deemed sufficient in the opinion of a nationally recognized firm of public accountants for the payment of principal and interest on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Discharge

When (i) AWCC delivers to the trustee all outstanding debt securities of a series (other than any debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of such series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) AWCC irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case AWCC pays all other sums related to the applicable series of debt securities payable under the indenture by AWCC, then the indenture shall, subject to certain surviving provisions cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the applicable series of debt securities on demand of AWCC accompanied by an officers’ certificate and an opinion of counsel of AWCC.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Book-Entry, Delivery and Form

Except as set forth below or in the applicable prospectus supplement, each series of debt securities will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The debt securities will be issued at the closing of any offering only against payment in immediately available funds.

The debt securities initially will be represented by one or more global securities. Upon issuance, each of the global securities will be deposited with the trustee as custodian for The Depository Trust Company, which we refer to as DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for definitive debt securities in registered certificated form, which we refer to as certificated debt securities, except in the limited circumstances described below. See “Exchange of Global Securities for Certificated Debt Securities.” Except in the limited circumstances described below, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of the debt securities in certificated form.

Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Exchanges of Global Securities for Certificated Debt Securities

A beneficial interest in a global security may not be exchanged for a debt security in certificated form unless (i) DTC (x) notifies AWCC that it is unwilling or unable to continue as depository for such global security or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing an event of default with respect to the debt securities. In all cases, certificated debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any certificated debt securities issued in exchange for an interest in a global security will bear the legend restricting transfers that is borne by such global security. Any such exchange will be effected only through the DWAC system and an appropriate adjustment will be made in the records of the security register to reflect a decrease in the principal amount of the relevant global security.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. American Water and AWCC take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

Upon the issuance of the global securities, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global securities to the accounts with DTC, which we refer to as participants, or persons who hold interests through participants. Ownership or beneficial interests in the global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities. Except in the limited circumstances described above under “—Exchanges of Global Securities for Certificated Debt Securities,” owners of beneficial interests in a global security will not be entitled to have portions of such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders of the global security (or any debt securities presented thereby) under the indenture or the debt securities. In addition, no beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the indenture referred to herein). In the event that owners of beneficial interests in a global security become entitled to receive debt securities in definitive form, such debt securities will be issued only in registered form in denominations of U.S. $1,000 and integral multiples of $1,000 in excess thereof.

Investors may hold their interests in the global securities directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global security may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of the principal of and interest on global securities will be made to DTC or its nominee as the registered owner thereof. Neither AWCC, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Beneficial interests in the global securities will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. AWCC expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global security representing any debt securities held by it or its nominee, will immediately credit participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such debt securities as shown on the records of DTC or its nominee. AWCC also expects that payments by participants to owners of beneficial interests in such global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised AWCC that it will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the global securities are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC reserves the right to exchange the global securities for legended debt securities in certificated form, and to distribute such debt securities to its participants.

DTC has advised AWCC as follows: DTC is

•	a limited purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended, and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of AWCC, the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

Same Day Settlement and Payment

AWCC will make payments in respect of the debt securities represented by the global securities (including principal, premium, if any, interest and special interest, if any) by wire transfer of immediately available funds to the accounts specified by the global security holder. AWCC will make all payments of principal, interest and premium and special interest, if any, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder’s registered address. The debt securities represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such debt securities will, therefore, be required by DTC to be settled in immediately available funds. AWCC expects that secondary trading in any certificated debt securities will also be settled in immediately available funds.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of such depositary shares.

American Water may offer fractional shares of preferred stock, rather than full shares of preferred stock. If American Water decides to offer fractional shares of preferred stock, American Water will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between American Water and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the depositary agreement and the depositary receipts, but the summary is qualified in its entirety by reference to the provisions of the depositary agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or American Water on account of taxes.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever American Water redeems the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro-rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. American Water will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Amendment and Termination of Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between American Water and the depositary. American Water may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that American Water desires. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by American Water or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with American Water’s liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices

Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish to the holders of the preferred shares.

Limitation of Liability

The depositary agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.

American Water may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating American Water to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require American Water to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time American Water issues stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

American Water may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to American Water’s stockholders, American Water may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to American Water’s stockholders, American Water will distribute certificates evidencing the subscription rights and a prospectus supplement to American Water’s stockholders on or about the record date that American Water sets for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights,

•	the securities for which such subscription rights are exercisable,

•	the exercise price for such subscription rights,

•	any provisions for changes to or adjustments in the exercise price for such subscription rights,

•	the number of such subscription rights each stockholder will be entitled to receive, on a per share basis,

•	the extent to which such subscription rights are transferable,

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that American Water may enter into in connection with the subscription rights offering, and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, American Water will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. American Water may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

American Water may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between American Water and a bank or trust company, as warrant agent. The warrant agent will act solely as American Water’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; (p) any provisions for changes to or adjustments in the exercise price for the debt warrants and (q) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; (m) any provisions for changes to or adjustments in the exercise price for the stock warrants and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a prospectus supplement, or, if required, a revised prospectus, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

American Water may offer its equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms acting as principals for their own accounts or as agents for us, which we refer to as remarketing firms. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.amwater.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, until the termination of the offerings of all of the securities covered by this prospectus. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filings	Period Covered or Date Filed
Annual Report on Form 10-K, including the portions of our Proxy Statement on Schedule 14A filed on March 27, 2015 that are incorporated therein	Year ended December 31, 2014

Quarterly Report on Form 10-Q	Quarter ended March 31, 2015

Current Reports on Form 8-K (other than the portions not deemed to be filed)	Filed on February 20, 2015 and March 10, 2015

Registration Statement on Form 8-A for a description of our common stock, par value $0.01 per share	Filed on April 22, 2008, including any amendments or reports filed to update such description

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write to us at the following address or call us at the following telephone number: American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043, Attention: General Counsel, (856) 346-8200.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus, any prospectus supplement or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

2,320,000 Shares

American Water Works Company, Inc.

Common Stock

Prospectus Supplement dated April 11, 2018

Joint Book-Running Managers

J.P. Morgan

Wells Fargo Securities